Exhibit 3(b)

BY-LAWS OF

McDONALD’S CORPORATION

AS AMENDED AND RESTATED

WITH EFFECT AS OF JANUARY 21, 2010

ARTICLE I – OFFICES

Section 1 – Registered Office – The registered office of McDonald’s Corporation (the “Corporation”) shall be maintained at the office of the Corporation’s registered agent, in the City of Wilmington, in the County of New Castle, in the State of Delaware. The Corporation’s registered agent in Delaware is The Prentice -Hall Corporation System, Inc.

Section 2 – Other Offices – The Corporation may also have an office in the Village of Oak Brook, State of Illinois, and may also have other offices, either within or without the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II – MEETINGS OF STOCKHOLDERS

Section 1 – Place of Meetings – The Annual Meeting of Stockholders and any other meetings of stockholders shall be held at such place as may from time to time be determined by the Board of Directors and set forth in a notice thereof; provided, however, that in lieu of holding a meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any such meeting may be held solely by means of remote communication.

Section 2 – Presiding Officer, Order of Business – The Chairman of the Board, or in his or her absence the Chief Executive Officer, or in his or her absence any other person designated by the Board of Directors or the Chairman of the Board or the Chief Executive Officer, shall act as chairman of and preside at any meeting of the stockholders. The chairman shall determine the order of business and the procedure at the meeting, including the determination of the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at such meeting and such other regulation of the manner of voting and the conduct of discussion as he or she determines to be reasonably in order. The chairman may adjourn any meeting of stockholders, whether pursuant to Section 7 of this Article II or otherwise, and notice of such adjournment need be given only if required by law.

Section 3 – Annual Election of Directors – The Annual Meeting of Stockholders for the election of Directors and the transaction of other business shall be held each year on the date determined by the Board of Directors. If this date shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect Directors to succeed those whose terms then expire and may transact any other proper business. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

Section 4 - Voting – Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote (or such lesser number of votes as may be provided with respect to holders of any series of Preferred Stock in a resolution of the Board of Directors adopted pursuant to the Certificate of Incorporation), in person or by proxy, for each share of stock entitled to vote held by such stockholder but no proxy shall be voted after three (3) years from its date unless such proxy provides for a longer period. All votes by stockholders on proposed amendments to the Certificate of Incorporation and all elections of Directors, shall be by written ballot; provided, however, that if authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission if such electronic transmission sets forth or is submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxyholder. All elections for Directors shall be decided as described in Section 5 of this Article II; all other questions shall be decided by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote on the subject matter and present, in person or by proxy, at the meeting, except as otherwise provided by the Certificate of Incorporation, these By-Laws or the laws of the State of Delaware or the rules of any stock exchange upon which the Corporation’s securities are listed; and where a separate vote by class is required, the affirmative vote of the holders of a majority of the voting power of the shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

Section 5 - Voting for Directors – A nominee for Director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that Directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for Director set forth in Section 11 of this Article II; and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders. If Directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

Section 6 - Submission of Information by Director Nominees – To be eligible to be a nominee for election or re-election as a Director of the Corporation, a person must deliver to the Secretary at the principal executive offices of the Corporation the following information:

(i) a statement whether such person, if elected or re-elected as a Director, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with a publicly disclosed policy adopted by the Board of Directors in this regard;

(ii) a statement whether such person is a party to any agreement, arrangement or understanding with, or has given any commitment or assurance to, any person or entity as to how such person will act or vote as Director on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as Director under applicable law; and whether such person, if elected or re-elected, intends to refrain in the future from entering into such a Voting Commitment that would not be disclosed to the Corporation or that could limit or interfere with such person’s ability to comply with such person’s fiduciary duties as Director under applicable law;

(iii) a statement whether such person is a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Corporation; and whether such person, if elected or re-elected as a Director, intends to refrain in the future from entering into any such non-disclosed agreement, arrangement or understanding; and

(iv) a statement whether such person, if elected or re-elected as a Director, intends to comply with all publicly disclosed policies and guidelines of the Corporation with respect to codes of conduct, corporate governance, conflict of interest, confidentiality, stock ownership and trading applicable to Directors of the Corporation.

The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent Director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

Section 7 - Quorum – At all meetings of stockholders, except as otherwise required by law, by the Certificate of Incorporation, or by these By-Laws, a majority of the voting power of the shares entitled to vote, whether present in person or represented by proxy, shall constitute a quorum. Whether or not there is such a quorum present at any meeting, the chairman of the meeting or a majority of the voting power of the shares so present or represented, shall have power to adjourn the meeting from time to time. Notice, if any, of the time and place of adjourned meetings may be given in any manner permitted by law. At any adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

Section 8 - Special Meetings – Special meetings of the stockholders for any purpose or purposes may be called only by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors and shall be called by the Secretary in accordance with any such resolution.

Section 9 - Notice of Meetings – Written or printed notice stating the place, if any, date, and hour of the meeting, the purpose or purposes for which the meeting is called, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given by the Secretary in advance of the meeting in accordance with applicable law to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting at his address as it appears on the records of the Corporation. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders. Business transacted at any special meeting shall be confined to the purpose or purposes stated in the notice of such special meeting.

Section 10 - No Action Without Meeting – Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

Section 11 - Nomination and Stockholder Business –

(A) Annual Meetings of Stockholders – (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made only (a) pursuant to the Corporation’s proxy materials for such meeting, (b) by or at the direction of the Board of Directors, or (c) by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving notice provided for in this Section 11 and at the time of the annual meeting of stockholders; (ii) is entitled to vote at the meeting; and (iii) complies with the notice procedures set forth in this Section 11. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a stockholder to bring nominations or business (other than business properly included in the Corporation’s proxy materials for such meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) before an annual meeting of stockholders.

(2) For nominations or business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 11, such business, as determined by the chairman of the meeting, must be a proper subject for stockholder action under Delaware corporation law, and the stockholder must have given timely notice of such nomination or business in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that subject to the last sentence of this Section 11(A)(2), in the event that the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting and the tenth (10th) day following the date on which public announcement of the date of such meeting is first made by the Corporation. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for Directors or specifying the size of the increased Board of Directors made by the Corporation at least ten days before the last day a stockholder may deliver a notice of nomination for director elections in accordance with the preceding sentence, a stockholder’s notice required by this Section 11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation. In no event shall an adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

(3) To be in proper form, a stockholder’s notice to the Secretary must set forth the following:

(a) as to (1) the stockholder giving the notice and (2) the beneficial owner, if any, on whose behalf the nomination or business proposal is made (each, a “party”):

(i) the name and address of each such party as it appears on the Corporation’s books;

(ii) (A) the class or series and number of shares of the Corporation which are owned, directly or indirectly, beneficially and of record by each such party, as of the date of such notice, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation or any derivative or synthetic arrangement having characteristics of a long position in any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Corporation, (D) any short interest in any security of the Corporation held by each such party (for purposes of this Section 11 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the Corporation owned, directly or indirectly, beneficially by each such party that are separated or separable from the underlying shares of the Corporation, (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information shall be supplemented by such stockholder and such beneficial owner, if any, not later than ten (10) days after the record date for determining the stockholders entitled to notice of the meeting to disclose such ownership as of that record date); and

(iii) any other information relating to each such party, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act;

(b) as to a notice relating to any business other than the nomination of a Director that the stockholder proposes to bring before the meeting:

(i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder and beneficial owner, if any, in such business;

(ii) a representation as to whether or not the stockholder or beneficial owner, if any, will solicit proxies in support of such proposed business from the holders of at least the percentage of the voting power of the capital stock of the Corporation required under applicable law to carry the proposed business (a “Business Solicitation Notice”); and

(iii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(c) as to a notice relating to the nomination of a Director, as to each person whom the stockholder and beneficial owner, if any, proposes to nominate for election or re-election as a Director:

(i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected);

(ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(iii) a representation as to whether or not the stockholder or beneficial owner, if any, will solicit proxies in support of such proposed nominee from the holders of a sufficient number of shares of capital stock of the Corporation reasonably believed by such stockholder or beneficial owner to be sufficient to elect such nominee (a “Nominee Solicitation Notice”); and

(iv) all other information required to be submitted by nominees pursuant to Section 6 of this Article II.

(B) Special Meetings of Stockholders – Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors. Nominations of persons for election to the

Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected only (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, (ii) is entitled to vote at the meeting and (iii) delivers a written notice to the Secretary setting forth the information required by Section 11(A)(3)(a) and (c) of this Article II. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to the Board of Directors as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by the preceding sentence shall be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting and the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment or postponement of a special meeting, or the public announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.

(C) General – (1) A person shall not be eligible for election or re-election as a director at an annual or special meeting of stockholders unless (a) the person is nominated by a stockholder in accordance with Section (A)(1)(c) of this Section 11 (in the case of an annual meeting) or clause (b) of the second sentence of Section (B) of this Section 11 (in the case of a special meeting), or (b) the person is nominated by or at the direction of the Board of Directors. Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. A person nominated by a stockholder for election as Director shall not be eligible to serve as a Director if a stockholder or beneficial owner, as applicable, takes action contrary to the representations made in the Nominee Solicitation Notice applicable to such person. A business proposal shall not be brought before an annual meeting if a stockholder or beneficial owner, as applicable, takes action contrary to the representations made in the Business Solicitation Notice applicable to such proposal. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 11 and, if any proposed nomination or business is not in compliance with this Section 11 or if the stockholder or beneficial owner, if any, takes action contrary to the representations made in the Business Solicitation Notice or Nominee Solicitation Notice, as applicable, to declare that such proposal or nomination shall be disregarded.

(2) For purposes of this Section 11, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under the law, the Certificate of Incorporation or these By-Laws.

ARTICLE III - DIRECTORS

Section 1 - Number and Term – The number of Directors who shall constitute the Board of Directors shall be the number fixed from time to time pursuant to a resolution adopted by a majority of the entire Board of Directors in accordance with the Certificate of Incorporation and shall in no event be less than eleven (11) nor more than twenty-four (24). The Directors shall be divided into three classes, as nearly equal in number as possible. Directors shall be elected for a term of office expiring at the third succeeding Annual Meeting of Stockholders after their election and shall remain in office until their successors shall be elected and shall qualify.

Section 2 - Resignations – Any Director or member of a committee of the Board of Directors may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein and if no time be specified, at the time of its receipt by the Secretary. The acceptance of a resignation shall not be necessary to make it effective unless the resignation requires acceptance.

Section 3 - Newly-Created Directorships and Vacancies – Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly-created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the Directors then in office, though less than a quorum. Directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which they have been elected expires and until their successors shall be elected and shall qualify. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 4 - Removal – Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time but only for cause and only by the affirmative vote of the holders of eighty percent (80%) of the voting power of all of the shares of the Corporation entitled to vote for the election of Directors.

Section 5 - Chairman of the Board and Presiding Director – The Board of Directors shall annually elect one of its members to be Chairman of the Board and shall fill any vacancy in the position of the Chairman of the Board at such time and in such manner as the Board of Directors shall determine. The Chairman of the Board may, but need not, be an officer of, or employed in an executive or any other capacity by, the Corporation. If the Chairman of the Board is an officer of, or employed in an executive or any other capacity by, the Corporation, the Board of Directors also shall elect a Presiding Director. The Presiding Director shall not be an officer of, or employed in an executive or any other capacity by, the Corporation. In addition to presiding at all meetings of the stockholders of the Corporation and of the Board of Directors, the Chairman of the Board shall see that all orders, resolutions, and policies adopted or established by the Board of Directors are carried into effect; and the Chairman of the Board shall do and perform such other duties as from time to time may be assigned to the Chairman of the Board by the Board of Directors.

Section 6 - Powers – The Board of Directors shall exercise all of the powers of the Corporation, except such as are by law or by the Certificate of Incorporation of the Corporation or by these By-Laws conferred upon or reserved to the stockholders.

Section 7 - Committees –

(A) Committees of the Board – The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the Corporation which, to the extent provided in said resolution or resolutions or in these By-Laws shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it.

(B) Limitation on Committee Authority – No committee shall have the power or authority of the Board of Directors in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the Delaware General Corporation Law (the “DGCL”) to be submitted to stockholders for approval; or (ii) adopting, amending or repealing the By-Laws of the Corporation.

(C) Procedural Provisions – A majority of the members of a committee shall constitute a quorum for the transaction of business, and the act of a majority of such members present at any meeting at which there is a quorum shall be the act of such committee. If at any meeting of a committee there shall be less than a quorum present, a majority of those members present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The Board of Directors may designate one or more Directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be stated in these By-Laws or as may be determined from time to time by resolution adopted by the Board of Directors.

Each committee shall keep regular minutes of its proceedings and report its acts and proceedings to the Board.

Section 8 - Meetings – Regular meetings of the Board of Directors may be held without notice at such places (if any), within or without the State of Delaware, and times as shall be determined from time to time by resolution of the Board of Directors.

Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer and shall be called by the Secretary at the direction of the Chairman of the Board or the Chief Executive Officer or on the written request of any two (2) Directors. Notice of a special meeting shall be given to each Director at least twenty-four (24) hours prior to such meeting. Notice of each such meeting shall be delivered personally to each Director or sent by telephone, telegram, telex, facsimile, or electronic mail to such a place as designated from time to time by each Director or, in the absence of any such designation, to the Director’s last known place of business or residence. Any such meeting shall be held at such place or places (if any), within or without the State of Delaware, and times as may be determined by the Directors or as shall be stated in the notice.

Section 9 - Quorum – Directors constituting a majority of the total number of authorized directorships shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically required by the Certificate of Incorporation, the laws of the State of Delaware, or these By-Laws. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

Section 10 - Compensation – No employee of the Corporation shall receive any additional compensation or remuneration for serving as a member of the Board of Directors. Members of the Board of Directors who are not otherwise employed by the Corporation may receive such compensation as determined by resolution of the Board of Directors.

Section 11 - Action Without Meeting – Unless otherwise restricted by the Certificate of Incorporation or the By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, may be taken without a meeting if all members of the Board of Directors, or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

ARTICLE IV - OFFICERS

Section 1 - Designation – The Corporation shall have a Chief Executive Officer. In addition, the Corporation shall have such other officers with such titles and duties as shall be stated in these By-Laws or in a resolution of the Board of Directors which is not inconsistent with these By-Laws and as may be necessary to enable him or her to sign instruments and stock certificates which comply with the DGCL. One of the officers of the Corporation shall have the duty to record the proceedings of the meetings of the stockholders and Directors in a book to be kept for that purpose. Officers shall be chosen in such manner and shall hold their offices for such terms as are prescribed in these By-Laws or determined by the Board of Directors. None of the officers, except the Chief Executive Officer, need be Directors. One person may hold more than one office at the same time provided the duties of such officer may be properly and consistently performed by one person.

Section 2 - Chief Executive Officer – The Chief Executive Officer shall have responsibility for the general and active management of the business of the Corporation and shall do and perform such other duties as from time to time may be assigned to the Chief Executive Officer by the Board of Directors. In the event of the inability of the Chairman of the Board to act, the Chief Executive Officer shall preside at all meetings of the stockholders of the Corporation and of the Board of Directors of the Corporation.

ARTICLE V - INDEMNIFICATION AND INSURANCE

Section 1 - Indemnification –

(A) Right to Indemnification – Subject to the limitations set forth in Section 1(B) and Section 1(C) of this Article, each person who was or is made a party to or is threatened to be made a party to or is otherwise involved or called as a witness in any action, suit or proceeding, whether civil, criminal, administrative or investigative, or any appeal therefrom (hereinafter a “proceeding”), by reason of the fact that he or she is or was an Indemnified Person, whether the basis of such proceeding is alleged action in an official capacity as an Indemnified Person or in any other capacity while serving in such official capacity, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA or other excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith.

(B) Limitation on Indemnification for Proceedings Commenced by an Indemnified Person – Notwithstanding Section 1(A) of this Article, the Corporation shall indemnify an Indemnified Person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was brought in accordance with Section 3 of this Article or if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation or by any person designated to grant such authorization pursuant to a resolution adopted by the Board of Directors.

(C) Determination of Entitlement to Indemnification – Any indemnification under this Section 1 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of an Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standard of conduct set forth in the DGCL and this Article. Such determination shall be made in accordance with the applicable provisions of Section 145 of the DGCL. Notwithstanding anything in this Article V to the contrary, the Corporation shall not indemnify any Indemnified Person if such indemnification is contrary to applicable law or the Certificate of Incorporation.

(D) Definition of Indemnified Person – For purposes of this Article, “Indemnified Person” means any person who is or was, or has agreed to become (1) a Director, officer or employee of the Corporation, (2) a Director, officer or employee of the Corporation serving as a director or officer (or in a substantially similar capacity) of, or serving as a trustee or fiduciary of an employee benefit plan of, an entity or enterprise at the request of or on behalf of the Corporation, and (3) a Director, officer or employee of the Corporation serving as a trustee or fiduciary of an employee benefit plan of the Corporation.

Section 2 - Right to Advancement of Expenses – Each Indemnified Person shall, subject in all events to satisfaction of the terms and conditions set forth in or imposed pursuant to clauses (A) and (B) of this Section 2, have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition (an “advancement of expenses”) upon (A) the receipt of an undertaking (an “undertaking”) by or on behalf of such person to cooperate with the Corporation and its insurers in connection with the proceeding and any related matter and to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such person is not entitled to be indemnified for such expenses pursuant to this Article and (B) in the case of an advancement of expenses for any Indemnified Person other than a present or former Director of the Corporation, such other terms and conditions as the Corporation, in its sole discretion, deems appropriate. An Indemnified Person may be paid by the Corporation the expenses (including attorneys’ fees) incurred in pursuing any proceeding initiated by such Indemnified Person in advance of its final disposition if such advancement is authorized by the Board of Directors of the Corporation or by any person designated to grant such authorization pursuant to a resolution adopted by the Board of Directors.

Section 3 - Right of Indemnified Person to Bring Judicial Action –

(A) Indemnified Person’s Right to Bring Judicial Action – If a claim made by an Indemnified Person under any of the preceding sections of this Article is not paid in full by the Corporation within 120 days after a written request therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 60 days, the Indemnified Person may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses, the Indemnified Person shall be entitled to be paid also the expense of prosecuting or defending such suit. In (1) any suit brought by the Indemnified Person to enforce a right to indemnification under this Article (but not in a suit to enforce a right to an advancement of expenses) it shall be a defense that, and (2) in any suit brought by the Corporation to recover an advancement of expenses, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnified Person has not met any applicable standard for indemnification set forth in the DGCL or this Article.

(B) Presumptions and Burdens of Proof – The following shall not be a defense in any suit brought by an Indemnified Person to recover an advancement of expenses and shall not create a presumption in any suit (whether or not brought by an Indemnified Person) that an Indemnified Person has not met the applicable standards of conduct required by the DGCL or this Article to obtain indemnification: (1) the failure of the Corporation (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel or its stockholders) to have made a determination that the Indemnified Person has met the applicable standard of conduct set forth in the DGCL or this Article, and (2) an actual determination by the Corporation (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel or its stockholders) that the Indemnified Person has not met such applicable standard of conduct. In any suit brought by an Indemnified Person to enforce a right to indemnification or to an advancement of expenses under this Article, or brought by the Corporation to recover an advancement of expenses, the Corporation shall bear the burden of proving that such person is not entitled to be indemnified or advanced expenses under this Article or otherwise.

Section 4 – Miscellaneous –

(A) Non-Exclusivity of Rights – The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested Directors or otherwise.

(B) Insurance, Contracts, and Funding – The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation against any expenses, liabilities or losses, regardless of whether the Corporation would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL.

(C) Contractual Nature – The rights conferred upon any person in this Article shall be contract rights and such rights shall continue as to any person who has ceased to be a Director, officer, employee, trustee or agent, and shall inure to the benefit of such person’s heirs, executors and administrators. A right to indemnification or to advancement of expenses arising under any provision of this Article shall not be eliminated or impaired by an amendment, alteration or repeal of any provision of the By-Laws of this Corporation after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

(D) Severability – If this Article, or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, this Article shall be deemed to be modified to the minimum extent necessary to avoid a violation of law and, as so modified, this Article and the remaining provisions hereof shall remain valid and enforceable in accordance with their terms to the fullest extent permitted by law.

ARTICLE VI - MISCELLANEOUS

Section 1 - Certificates of Stock – The stock of the Corporation may be represented by certificated or uncertificated shares, as determined by the Corporation in accordance with applicable law.

Section 2 - Lost Certificates – A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed; and the Directors may, in their discretion, require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as they may direct not exceeding double the value of the stock to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate, or the issuance of any such new certificate.

Section 3 - Transfer of Shares – Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. The shares of stock of the Corporation represented by a certificate shall be transferable upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives by the surrender of the old certificates duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers or to such other person as the Directors may designate, by whom they shall be canceled; and new certificates, if any, shall thereupon be issued. A record shall be made of each transfer and a duplicate thereof mailed to the Delaware office; and whenever a transfer shall be made for collateral security, and not absolutely, it shall be expressed in the entry of the transfer.

Section 4 - Record Date – In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting in accordance with the foregoing provisions.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5 - Registered Stockholders – The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 6 - Dividends – Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation; and in the case of a dividend paid in shares of theretofore unissued capital stock of the Corporation, the Board of Directors shall, by resolution, direct that there be designated as capital in respect of such shares an amount not less than the aggregate par value of such shares and, in the case of shares without par value, such amount as shall be fixed by the Board of Directors. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for such other purposes as the Directors shall deem conducive to the interests of the Corporation.

Section 7 - Seal – The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation, and the words, “CORPORATE SEAL DELAWARE.” Said seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or reproduced or otherwise.

Section 8 - Fiscal Year – The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the last day of December in each year.

Section 9 - Checks – All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 10 - Notice and Waiver of Notice – Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. If delivered by facsimile, notice is given when verification that such notice was sent is received by the sender. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

Whenever any notice whatever is required to be given under the provisions of any law or under the provisions of the Certificate of Incorporation of the Corporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, or a waiver by electronic transmission by any such person, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at a meeting shall constitute waiver of notice except attendance for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.

Section 11 - Ratification by Stockholders – Any contract, transaction, or act of the Corporation or of the Directors or of any committee which shall be ratified by the holders of a majority of the voting power of the shares of stock of the Corporation present in person or by proxy at a stockholder meeting and entitled to vote thereon, shall, insofar as permitted by law or under the provisions of the Certificate of Incorporation of the Corporation or these By-Laws, be as valid and binding as though ratified by every stockholder of the Corporation.

Section 12 - Interested Directors – No contract or transaction between the Corporation and one or more of its Directors or officers or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction or solely because his or her or their votes are counted for such purpose if:

(1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

(3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of Directors, a committee thereof, or the stockholders.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE VII - AMENDMENTS

The By-Laws of this Corporation may be made, altered, amended, or repealed by the affirmative vote of the holders of two-thirds of the issued and outstanding shares entitled to vote at any annual or special meeting of the stockholders, provided that notice of the proposed making, alteration, amendment or repeal is included in the notice of the meeting at which such action takes place.

The By-Laws of this Corporation may also be made, altered, amended, or repealed by Directors constituting two-thirds of the total number of authorized directorships at any regular or special meeting of the Board of Directors provided that notice of the proposed making, alteration, amendment, or repeal to be made is included in the notice of the meeting at which such action takes place. No By-Law shall be made, altered, amended, or repealed so as to make such By-Law inconsistent with or violative of any provision of the Certificate of Incorporation.

With effect as of January 21, 2010

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